UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

(775) 853-4919

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

          On January 30, 2009, Golden Phoenix Minerals, Inc. (the “Company”), entered into a Bridge Loan and Debt Restructuring Agreement (the “Agreement”) with Crestview Capital Master, LLC (the “Lender”), whereby the Company and the Lender entered into a bridge loan and a restructuring of the original debt owed by the Company to the Lender pursuant to the Production Payment Purchase Agreement and Assignment, dated June 12, 2007, as previously reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on June 19, 2007 (the “Original Debt”). The Agreement provides for two closings, with an initial closing having occurred on January 30, 2009, referenced herein as the “Initial Closing,” and a second closing no later than February 6, 2009, referenced herein as the “Subsequent Closing.” Note that, in this Item 1.01, the Company and the Lender are collectively referred to as the “Parties.”

          Pursuant to the Agreement, the Company will borrow from the Lender the principal amount of $1,000,000 (the “Principal Amount”) in exchange for the Company issuing the Lender a Bridge Loan Secured Promissory Note (the “Bridge Note”) for the Principal Amount plus interest to accrue on a quarterly basis at a rate of the Wall Street Journal Prime Rate plus 2%. Of the Principal Amount, the Lender will lend to the Company $100,000 in exchange for the Company issuing the Lender a Secured Promissory Note (the “Interim Bridge Note”) on the Initial Closing. The Interim Bridge Note will be cancelled upon the Subsequent Closing, and replaced with the Bridge Note. The Bridge Note shall be due and payable on the earlier of the following: (a) completion of the Company’s formation of a joint venture with, or any sale or transfer to, a third party in relation to the Mineral Ridge Property; or (b) a date that is nine (9) months from the Subsequent Closing. The Lender may, at its option, require repayment of $500,000 of the amount owed on the Bridge Note in consideration for the issuance of warrants to purchase 5,000,000 shares of the Company’s common stock, at an exercise price of $0.05 per share (the “Bridge Warrants”).

          Additionally, pursuant to the Agreement, the Company and Lender have agreed to restructure the Original Debt. In consideration of the reduction of the Original Debt of the Company from $1,794,960 to $1,000,000, the Company will execute a Secured Promissory Note in the principal amount of $1,000,000 (the “Debt Restructuring Note”) together with interest at a rate equal to the Wall Street Journal Prime Rate plus 2%, with a maturity date of twenty-four (24) months from the Subsequent Closing, as well as issue certain warrants to purchase Company common stock as further described below. In the event that the Company forms a joint venture in relation to the Mineral Ridge Property (or its mining rights) resulting in the Company retaining less than a ten percent (10%) interest in the Mineral Ridge Property, the entire amount owed on the Debt Restructuring Note will be accelerated and become immediately due. Upon formation of a joint venture in relation to the Mineral Ridge Property, the Company will issue an irrevocable assignment to the Lender of fifty percent (50%) of all distributions to be made to it by the joint venture as prepayment for the amount outstanding on the Debt Restructuring Note. Upon payment in full of the Debt Restructuring Note and any additional note issued pursuant to Section 3 of the Bridge Note, the Lender will release the joint venture from the assignment.

          As of the Subsequent Closing, and as additional consideration for the restructuring of the Original Debt, the Company will issue to the Lender warrants to purchase 23,000,000 shares of the Company’s common stock, at an exercise price of $0.03 per share, for a purchase period of twenty-four (24) months (the “Debt Restructuring Warrants”). The Debt Restructuring Warrants and the Bridge Warrants (collectively referred to herein as the “Warrants”) are subject to certain registration rights. Such registration rights require the Company to prepare and file a registration statement, with respect to the common stock underlying the Warrants, with the SEC within sixty (60) days after the Subsequent

2

Closing. The registration rights also provide that the Company will use its best efforts to effect the registration rights under the Securities Act of 1933, as amended (the “Securities Act”), of the common shares underlying the Warrants within one hundred twenty (120) days after the Subsequent Closing.

          As security for the Bridge Note and the Debt Restructuring Note, the Parties agreed to amend and restate their Security Agreement, dated June 12, 2007, as previously reported in the Company’s Current Report on Form 8-K, filed with the SEC on June 19, 2007, which secures the Company’s repayment obligations pursuant to the Agreement (the “Amended Security Agreement”). The secured interest in favor of the Lender will be perfected by the filing of a UCC-1 Financing Statement with the Nevada Secretary of State as well as the filing of a Deed of Trust and Mortgage with the appropriate entity as reasonably designated by the Lender, and the filing of any other necessary documents.

          Pursuant to the Agreement, in consideration of the Company’s issuance of the Bridge Note, the Debt Restructuring Note, the Debt Restructuring Warrants, and the Amended Security Agreement, the Lender will release the Company from all past, present, and future claims relating to the Original Debt provided that the Company pays the interest and principal of the current obligations on the day such interest and principal becomes payable.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement of a Registrant.

          As disclosed in Item 1.01 of this Current Report on Form 8-K, on January 30, 2009, the Company entered into a Bridge Loan and Debt Restructuring Agreement with Crestview Capital Master, LLC (the “Lender”) (the “Agreement”). Under the Agreement, a “direct financial obligation” between the Company and the Lender was created. Pursuant to the Agreement, the Company will borrow from the Lender the principal amount of $1,000,000 in the form of a Bridge Loan Secured Promissory Note (the “Bridge Note”). Further information regarding the terms of the Bridge Note and the related transaction are set forth above in Item 1.01, which is hereby incorporated by reference into this Item 2.03. Because the maturity of the Bridge Note occurs upon the earlier of nine (9) months from the date of the Subsequent Closing, or the date that the Company completes the formation of a joint venture with, or sale or transfer to, a third party in relation to the Mineral Ridge Property, the Bridge Note constitutes a short-term debt obligation of the Company.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities.

          The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. As disclosed in Item 1.01 above, on January 30, 2009, the Company entered into a Bridge Loan and Debt Restructuring Agreement with Crestview Capital Master, LLC (the “Lender”) (the “Agreement”). Pursuant to the terms of the Agreement, as of the Subsequent Closing, the Company will issue to the Lender warrants to purchase 23,000,000 shares of the Company’s common stock, at an exercise price of $0.03 per share, for a purchase period of twenty-four (24) months (the “Debt Restructuring Warrants”). The Debt Restructuring Warrants are to be issued to the Lender as partial consideration for Lender’s agreement to reduce and restructure the Original Debt owed to Lender by the Company under that certain Production Payment Purchase Agreement and Assignment, dated June 12, 2007, as disclosed on the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2007.

3

Furthermore, the Lender may, at its option, require repayment of $500,000 of the amount owed on the Bridge Note (as defined above) in consideration for the issuance of warrants to purchase 5,000,000 shares of the Company’s common stock, at an exercise price of $0.05 per share (the “Bridge Warrants”). The Debt Restructuring Warrants and the Bridge Warrants are collectively referred to herein as the “Warrants.”  All of the securities issued to Lender are exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2), and Rule 506 of Regulation D of the SEC and from various similar state exemptions.

          As disclosed in Item 1.01 of this Current Report on Form 8-K, the Warrants are subject to certain registration rights, pursuant to which the Company agreed to, amongst other things, register those common shares underlying the Warrants under the Securities Act, and the rules and regulations promulgated thereunder.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure.

          On February 5, 2009, the Company issued a press release announcing the Bridge Loan and Debt Restructuring Agreement (the “Press Release”).

A copy of the Press Release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release, dated February 5, 2009, entitled “Golden Phoenix Secures $1 million Bridge Loan as Part of Debt Reduction Program”

          The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

          Portions of this report may constitute “forward-looking statements,” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated:	February 5, 2009	By: /s/ David A. Caldwell

David A. Caldwell

Chief Executive Officer

5

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release, dated February 5, 2009, entitled “Golden Phoenix Secures $1 million Bridge Loan as Part of Debt Reduction Program”

6